                          BEST COLLATERAL, INC.
                           2447 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD AUGUST 19, 1998


    Notice is hereby given that the Annual Meeting of Shareholders of Best Collateral, Inc. (the "Company"), a Colorado corporation, will be held at 10:00 a.m. PDT, on August 19, 1998, at the offices of PricewaterhouseCoopers, L.L.P., 333 Market Street, 21st Floor, San Francisco, California 94105, for the following purposes:

1. To elect seven directors to serve until the annual meeting in 1999 or until their successors shall be elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers, L.L.P., as independent auditors of the Company, for fiscal 1999; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The board of directors has fixed the close of business on July 15, 1998, as the record date for determining those shareholders that will be entitled to vote at the meeting.

     _____________________________________________________________

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE FILL IN DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT.

     _____________________________________________________________

                                     By Order of the Board of Directors



                                     Roean Iscoff
                                     Secretary











San Francisco, California
June 26, 1998

                             PROXY STATEMENT

                           BEST COLLATERAL, INC.

    This Proxy Statement, which will be mailed on or around June 28, 1998, is furnished to shareholders of Best Collateral, Inc., a Colorado corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of PricewaterhouseCoopers, L.L.P., 333 Market Street, 21st Floor, San Francisco, California 94105, on August 19, 1998, at 10:00 a.m. PDT, and any adjournment or postponement thereof.

    Shareholders of record at the close of business on July 15, 1998 (the "record date") will be entitled to one vote at the Meeting for each share then held. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A shareholder may abstain from voting for a particular proposal by marking the appropriate box on the accompanying proxy card. If no instructions are given, the stockholder's shares will be voted as recommended by the board of directors. Proxies may be revoked at anytime before the proxy is voted by giving written notice of revocation to the secretary of the Company or by signing and delivering a proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

    The only matters that management intends to present to the Meeting are the election of directors (Proposal 1), and the ratification of the appointment of PricewaterhouseCoopers, L.L.P., as independent auditors of the Company for fiscal 1999 (Proposal 2). Should any other matters be properly presented at the Meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.


                           VOTING SECURITIES

    Only stockholders of record at the close of business on July 15, 1998 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 4,024,990 shares of the Company's $0.10 par value common stock ("Common Stock"), entitled to one vote per share.
In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock.

    A majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote will constitute a quorum for the transaction of business at the Meeting. Under Colorado law and the Company's Articles of Incorporation, if a quorum is present at the Meeting, (I) the seven nominees for election as directors who receive the greatest number of votes shall be elected as the directors and (ii) Proposal 2 on the proxy card, relating to ratification of the appointment of auditors, and any other matters submitted to a vote of the stockholders at the Meeting must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of the directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposal 2 on the proxy card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval, while broker nonvotes on any such matter will not be considered "shares present" for voting purposes.


BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

    The following table sets forth, as of July 10, 1998, the beneficial ownership of the Company's Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5 percent of the outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers of the Company, and (iv) directors and executive officers as a group. Except as otherwise noted below, all shares of common stock are owned beneficially by the individual listed with sole voting and/or investment power.

                                            PERCENT         PERCENT
 NAME AND                    PERCENT         OWNED           OWNED
 BUSINESS     AMOUNT AND     OWNED OF       ASSUMING        ASSUMING
ADDRESS OF    NATURE OF       COMMON       CONVERSION      CONVERSION
BENEFICIAL    BENEFICIAL      SHARES        OF STOCK     OF CONVERTIBLE
  OWNER       OWNERSHIP     OUTSTANDING    OPTIONS (1)      DEBT (2)
----------    ----------    -----------    -----------   --------------
Ronald
Verber (3)
              1,945,358        48.4%           41.6%           44.0%

Roean
Iscoff (3)(4)
                 27,500            *               *               *

Roean Iscoff
Trustee (3):
Iscoff Credit
Trust
                971,428        24.2%           20.8%           22.0%

Iscoff
Survivors
Trust
                971,429        24.2%           20.8%           22.0%

Edward A.
Strobin (3)(5)
                256,821            *            4.5%            1.3%

Martin S.
Gans
(3)(5)
                256,822            *            4.5%            1.3%

John P.
Carver
(3)(6)
                275,000            *            2.9%            1.7%

Robert E.
Verhoeff (3)(7)
                126,876            *            2.8%               *

Flora B.
Verber (3)(8)
                 35,000            *               *               *

Directors and
Executive
Officers as
a Group
              4,866,234        97.2%           97.6%           93.7%

(1) Assumes conversion of all outstanding stock options into shares of Common Stock and includes for each person only those shares that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to options held by other persons that are exercisable within 60 days of the Record Date.

(2) Assumes conversion of all outstanding convertible debt into shares of Common Stock and includes for each person only those shares that are exercisable within 60 days of the Record Date. The total number of shares outstanding used in calculating this percentage excludes the number of shares of Common Stock subject to conversion held by other persons that are exercisable within 60 days of the Record Date.

(3) The business address of such person is 2447 Mission Street, San Francisco, CA 94110

(4) Includes 25,000 shares that may be acquired upon conversion of convertible notes (convertible at $1.00 per share).

(5) Includes 200,000 shares subject to stock options that are exercisable within 60 days of the Record Date and 50,000 shares that may be acquired upon conversion of convertible notes
     (convertible at $1.00 per share).

(6) Includes 200,000 shares subject to stock options, of which 132,000 are exercisable within 60 days of the Record Date and 75,000 shares that may be acquired upon conversion of convertible notes (convertible at $1.00 per share).

(7) Includes 120,000 shares subject to stock options that are exercisable within 60 days of the Record Date.

(8) Includes 35,000 shares that may be acquired upon conversion of convertible notes (convertible at $1.00 per share).


                          ELECTION OF DIRECTORS
                        (PROPOSAL 1 OF PROXY CARD)

    The Company's Articles of Incorporation and bylaws provide that the number of members of the board of directors shall be fixed by resolution of the board. The size of the board is currently set at seven. Directors are elected to serve until the next Annual Meeting of Shareholders and until their successor shall have been duly elected and qualified.

    The Company has no nominating or similar committee of its board of directors; therefore, it is the recommendation of the board of directors that the board for the coming year, or until their successors have been duly elected and qualified, shall consist of a total of seven
(7) members. Unless authority is withheld, it is intended that the shares represented by proxy will be voted for the election of the nominees. If any nominee is unable to serve for any reason, each proxy will be voted for such person(s) as shall be designated by the board of directors to replace such nominee(s). The board of directors has no reason to expect that these nominees will be unable to serve.

Certain information concerning such nominees is set forth below:

                          POSITION(S) WITH              PERIOD OF
NAME              AGE       THE COMPANY                  SERVICE
-------------     ---     ----------------            ---------------
Ronald Verber      60     Chairman of the Board       Since June 1992
                          President

Roean Iscoff       69     Director,
                          Vice President,
                          Secretary                   Since June 1992

Flora B. Verber    54     Director,
                          Vice President              Since June 1992

David B. Verber    37     Director,
                          Vice President              Since March 1993

Edward A. Strobin  64     Director                    Since March 1993

Martin S. Gans     56     Director                    Since March 1993

John P. Carver     63     Director                    Since August 1996

    Ronald Verber, Roean Iscoff and Flora B. Verber were appointed to their respective positions on June 17, 1992 following the merger of Security into the Company (those individuals held similar positions with Security prior to the merger).

    The following is a brief account of each director's business experience during at least the past five years.

RONALD VERBER:    Mr. Verber joined the predecessor of Security in
1958. Mr. Verber served as a vice president and secretary of Security prior to becoming its president in September 1991. Mr. Verber is an officer and a director of Verber-Iscoff Management, Inc., a privately held California corporation engaged in real estate and management activities.

ROEAN ISCOFF:    Mrs. Iscoff is the widow of Marvin Iscoff, the former
president and founder of Security and its predecessors. Mrs. Iscoff has worked with all aspects of the pawnshop business, and previously served as a vice president and treasurer of Security. Mrs. Iscoff is an officer and a director of Verber-Iscoff Management, Inc., a privately held California corporation engaged in real estate rental and management activities.

FLORA B. VERBER:    Mrs. Verber has been employed by the Company in
various positions since March 1971. She presently serves as a vice president of Best Collateral, Inc. Mrs. Verber attended Arellano University in Manila, Philippines for four years prior to joining the Company.

DAVID B. VERBER:    Mr. Verber became employed by the Company in
February 1992. He was named a vice president in June 1992 and a director in March 1993. Prior to his employment with the Company, Mr. Verber had been a manager of the Fish Market Restaurant in Palo Alto, California. Mr. Verber earned an Associate of Arts degree from the College of San Mateo and a Bachelor of Arts degree from California State University, San Francisco.

EDWARD A. STROBIN:    Mr. Strobin joined the Company as a director in
March 1993. From January 1994 to April 1998, Mr. Strobin served as president and CEO of The Nature Company, Inc. Prior to that, Mr. Strobin was the founder, president and CEO of Streamers, Inc., a 15 store retail merchandising operation. From 1983 to 1988, Mr. Strobin served as the executive vice president and chief operating officer of the Banana Republic/Gap clothing retailer in San Francisco, California. He also has served as senior vice president with the Gap Corporation in San Bruno, California and as a regional vice president of May Company Department Stores. Mr. Strobin has over 33 years of management experience in retail merchandising. Mr. Strobin earned a Bachelor of Arts in economics at Brooklyn College and an MBA from Hofstra University.

MARTIN S. GANS:    Mr. Gans joined the Company as a director in March
1993. Since 1988, Mr. Gans has been a self-employed investor. Prior to 1987, he served as executive vice president and chief financial officer of Sun World International, Inc. Prior to that he was a partner in Touche Ross & Co., a public accounting firm. Mr. Gans serves on the board of directors of LSL Biotechnologies, Inc., Odwalla, Inc. and International Storage Management NV. Mr. Gans is a Certified Public Accountant and earned a BBA degree from the University of Miami and an MBA from Northwestern University.

JOHN P. CARVER:    Mr. Carver joined the Company as a director in June
1996. Since 1989, Mr. Carver has been a self-employed investor and serves as assistant to the chairman of the Gap, Inc. From 1977 to 1989, he served as corporate senior vice president of human resources of the Gap, Inc. and from 1970 to 1975 he served as their vice president of operations. From 1975 to 1977, Mr. Carver was a general manager for a Bullock's retail store. Prior to 1970, he held various positions within J.C. Penny's and Macys corporate offices. Mr. Carver serves on the advisory committee for Jobs for Youth, A Better Chance and the Thacher School and on the board of directors of Soccer World, Inc., the Philanthropic Ventures Foundation and the Coyote Point Museum. Mr. Carver earned a Bachelor of Arts degree from Stanford University.

OTHER EXECUTIVE OFFICERS

    The following sets forth certain information concerning executive officers who are not also directors of the Company:

Robert E. Verhoeff, age 41, joined the Company as vice president of finance and administration in June 1993. From July 1989 to May 1993, Mr. Verhoeff served as vice president of finance and administration for Dahlgren Control Systems, Inc., South San Francisco, California. From 1985-1989 he was with the public accounting firm of Coopers & Lybrand serving as Manager, Emerging Business Services Group. Mr. Verhoeff serves on the board of directors of the Collateral Lenders and Secondhand Dealers Association of California. Mr. Verhoeff is a Certified Public Accountant and received a Bachelor of Science degree from California State University, Hayward.

    Ronald Verber is the father of David Verber and the husband of Flora Verber. No other family relationship exists between any of the directors and executive officers of the Company. Mr. Gans is a director of Odwalla, Inc. a publicly held company located in South San Francisco, California. No other director currently serves as a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that act. During the past five years, none of the directors or executive officers of the Company has been involved in any legal proceedings that are deemed by the Company to be material to an evaluation of their ability or integrity to hold such office.


BOARD AND COMMITTEE MEETINGS

    The board of directors held five meetings during the fiscal year. Each director attended more than 75 percent of the meetings.

    During the fiscal year ended February 28, 1998 and currently, there is no audit, compensation, nominating, executive or similar committee.


DIRECTOR COMPENSATION

    No director of the Company was compensated during the fiscal year ended February 28, 1998 for any services as a director under any standard arrangement or otherwise.

                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years ended February 28, 1998 to its chief executive officer. No other executive officers received total compensation exceeding $100,000 for the last fiscal year.

Name and                            Annual
Principal Position      Year        Salary      Bonus        Total
------------------     -------     --------     -----       --------
Ronald Verber,         2/28/98     $166,219     $20,400     $186,619
Chairman of the        2/29/97     $150,000     $30,000     $180,000
board, President       2/28/96     $150,000         ---     $150,000

    The aggregate amount of all other compensation received by Mr. Verber, including perquisites and other personal benefits, securities, or property was less than 10 percent of his total annual salary and bonus.

    In March 1993, the Company granted non-qualified stock options to purchase shares of its Common Stock to Messrs., Strobin and Gans as an incentive to each in connection with business advisory and consultation services to be provided by each of the individuals to the Company. Upon becoming a board member in August 1996, Mr. Carver was also granted non-qualified stock options.

    Each option provided the optionholder the right to purchase 200,000 shares of the authorized and unissued $0.10 par value Common Stock at an option price of $0.40 per share. The options become exercisable in equal increments after each of the first three years in which business advisory and consultation services are provided by each of the optionholders to the Company and expire ten years from their grant date. No shares have been issued under these options. It is expected that any Common Stock issued pursuant to the options will be restricted as to transfer.

    In consideration for accepting employment as an executive officer, the Company, in June 1993, granted Robert E. Verhoeff a non-qualified stock option to purchase 120,000 shares of the authorized and unissued $0.10 par value Common Stock at an option price of $0.40 per share.
The option becomes exercisable in equal increments after each of the first two years of continuous employment. The option terminates in ten years or upon termination of employment, if sooner. No shares have been issued under this option. It is expected that any Common Stock issued pursuant to the option will be restricted as to transfer.

TRANSACTIONS WITH MANAGEMENT

    The following sets forth all material transactions during the last two years, or which is proposed, between the Company and its officers, directors and affiliates.

1. The Company is the lessee under a lease entered into November 1, 1991 between the Company as lessee and Ronald Verber and the Iscoff Family Trust as lessors for the retail location at 2449 Mission Street, San Francisco, California, for a term of five years and calling for lease payments of $6,000 per month. The lease expired in November 1996 the Company continues to operate under this lease on a month to month basis.

2. Periodic working capital loans to the Company from Ronald Verber and the Iscoff Family Trust totaling $349,434 at February 28, 1998, bearing interest at the prime rate (8.50 percent at February 28, 1998), due and payable on demand.


                           SECTION 16 REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of
Section 16(a) filings.

    Based solely on its review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that its officers, directors and greater than 10 percent beneficial owners filed the required reports on a timely basis during the fiscal year ended February 28, 1998.


             PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS, L.L.P.,
                              AS AUDITORS
                        (PROPOSAL 2 OF PROXY CARD)

    The independent certified public accounting firm of PricewaterhouseCoopers, L.L.P., has been engaged by the Company to audit the accounts and financial statements of the Company for the fiscal year ending February 28, 1999.

    Although ratification by stockholders of the appointment of PricewaterhouseCoopers, L.L.P., is not required by Colorado corporate law or the Company's Articles of Incorporation or bylaws, management believes a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the appointment.

    It is expected that a representative of PricewaterhouseCoopers, L.L.P., will be present at the meeting and will be given opportunity to make a statement if he so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

    The board of directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers, L.L.P., as principal independent accountants for the year ending February 28, 1999.


                   COST AND METHOD OF PROXY SOLICITATION

    All expenses for soliciting proxies, including clerical work, printing and postage will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. In addition to solicitations by mail, officers, directors and employees of the Company may solicit proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services.


                  ANNUAL REPORT AND FINANCIAL STATEMENTS

    You are referred to the Company's annual report, including financial statements, for the year ended February 28, 1998, a copy of which is included with this proxy statement, for further information. The annual report is not incorporated in this proxy statement and is not to be considered part of the soliciting material.


             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
            ANNUAL MEETING SCHEDULED TO BE HELD IN AUGUST 1999

    Any proposal by a stockholder to be presented at the Company's Annual Meeting of Shareholders held in August 1999, must be received at the offices of the Company, 2447 Mission Street, San Francisco,
California 94110, no later than February 28, 1999.
















                                   9






















































BEST COLLATERAL, INC.
2447 Mission Street
San Francisco, CA  94110